Exhibit 4.1

                                DESTRON/IDI, INC.

                                STOCK OPTION PLAN

I.      Purpose

     The Destron/IDI, Inc. Stock Option Plan (the "Plan") provides for the grant of Stock Options to Employees of Destron/ IDI, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees.

II.     Incentive Stock Options and Non-Incentive Stock Options

     The Stock Options granted under the Plan may be either:

          (a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

          (b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

     Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

III.    Administration

     3.1 Committee. With respect to grants of Stock Options to Employees other than officers and directors of the Company, the Plan shall be administered by a committee ("Committee") composed of at least two members of the Board of


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Directors.  With respect to grants of Stock  Options to officers and  directors, the Plan shall be administered by the Board of Directors, if each director is a Disinterested Person, or by a committee of two or more directors, all of whom are Disinterested Persons. Such committee may be the Committee if all of the members thereof are Disinterested Persons, or a special committee appointed by the Board of Directors composed of at least two Disinterested Persons. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee or the Board may delegate any of its responsibilities under the Plan, other than its responsibility to grant Stock Options or to interpret and construe the Plan. If the Board of Directors is composed entirely of Disinterested Persons, the Board of Directors may reserve to itself any of the authority granted to the Committee as set forth
herein,   and  it  may  perform  and   discharge   all  of  the   functions  and
responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of the Plan.

     3.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.     Definitions

     4.1 "Stock Option." A Stock Option is the right granted under the Plan to an Employee to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

     4.2 "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock (no par value) of the Company.

     4.3 "Fair Market Value." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such

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value. If the Common Stock is traded publicly,  the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotas), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange as the case may be, on the date in question.

     4.4 "Employee." An Employee is an employee of the Company or any Participating Subsidiary.

     4.5 "Participant." A Participant is an Employee to whom a Stock Option is granted.

     4.6 "Disinterested Person." A Disinterested Person is a director of the Company who, during the shorter of (a) the one year prior to service as an administrator of the Plan, or (b) the period between the date on which the Company's Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the director's service as an administrator of the Plan, has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates except as may be permitted by Rule 16b-3(c)(2) under the 1934 Act or any successor to such rule.

V.       Eligibility and Participation

     Grants of Stock Options may be made to Employees of the Company or any Participating Subsidiary, including directors of the Company who are also Employees, but directors who are not Employees shall not be eligible to receive Stock Options under the Plan. The Committee shall from time to time determine the Employees to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Employee, the Option Price of such Stock Options and the terms and provisions of such Stock Options, all as provided in the Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.


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VI.     Shares of Common Stock Subject to the Plan

     6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 1,300,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed
$100,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2 Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares  which may be made  subject  to Stock  Options.  If any of the  foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.    Exercise of Stock Options

     7.1 Time of Exercise. Subject to the provisions of the Plan, including without limitation Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. An ISO shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted, and an NSO shall expire, to the extent not exercised, no later than ten years after the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     7.2 Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     7.3 Use of Promissory Note; Exercise Loans. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and

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conditions  may include,  but are not limited to,  permitting a  Participant  to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option; provided that, with respect to any promissory note given as payment or partial payment for the exercise of an ISO, all terms of such note shall be determined at the time a Stock Option is granted and set forth in the Option Agreement. The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guaranty loans to a Participant by a third party.


     7.4 Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

     7.5 Termination of Employment Before Exercise. If a Participant's employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     7.6 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

VIII.   No Contract of Employment

     Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Company or any Participant under any written contract of employment.


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IX.      No Rights as a Stockholder

     A Participant shall have no rights as a stockholder with respect, to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.       Assignability

     No Stock Option right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO by a Participant other than an officer or director, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.      Merger or Liquidation of the Company

     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.

XII.    Amendment

     The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall

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deem advisable in order that ISOs will be classified as incentive  stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2),
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XIII.   Registration of Optioned Shares

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

XIV.    Withholding Taxes

     The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option until the Participant reimburses the Company or Participating Subsidiary for the amount the Company or Participating Subsidiary is required to withhold with respect to such taxes, or cancelling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

XV.     Brokerage Arrangements

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options, and sale of the shares acquired upon such exercise.

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XVI.    Nonexclusivity of the Plan

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XVII.   Effective Date

     This Plan was adopted by the Board of Directors and became effective on May 21, 1992 and [was approved by the Company's stockholders on July 31, 1992.] No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

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                         AMENDMENT TO DESTRON/IDI, INC.

                                STOCK OPTION PLAN

                        (Amended as of September 8, 2000)

1. The term "Board" shall mean the Board of Directors of Applied Digital Solutions, Inc. ("ADSX").

2. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

3. The term "Common Stock" shall mean the common stock of ADSX which presently has a par value of $.001 per share.

4.   No new Stock Options shall be granted on or after the Effective Date.

5. The name of the Destron/IDI, Inc. Stock Option Plan is changed to the "Digital Angel.Net Inc. Stock Option Plan," the name of the Destron/IDI, Inc. Consultants Stock Option Plan is changed to the "Digital Angel.Net
     Inc. Consultants Stock Option Plan," and the Destron Fearing Corporation Amended and Restated Nonemployee Director Stock Option Plan is changed to the "Digital Angel.Net Inc. Amended and Restated Nonemployee Director Stock Option Plan."